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                                                                    EXHIBIT 23.2


                         CONSENT OF COVINGTON & BURLING

We hereby consent to the use of our name in the Registration Statement and in the prospectus in the Registration Statement as the same appears in the caption "Legal Matters," to the use of our opinions referenced as Exhibits 5.1 and 8.1 to the Registration Statement and to the use of this letter as an exhibit to the Registration Statement.

                                        Very truly yours,
                                        Covington & Burling


                                        /s/ Covington & Burling
                                        -----------------------
                                        Covington & Burling

Washington, D.C.
February 22, 2000